UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant toss.240.14a-12

                               MedSolutions, Inc.
                (Name of Registrant as Specified In Its Charter)

                                      None
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:_______
     (2)  Aggregate number of securities to which transaction applies: _________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):____________
     (4)  Proposed maximum aggregate value of transaction:______________________
     (5)  Total fee paid: ______________________________________________________

[ ] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:_______________________________________________
     (2)  Form, Schedule or Registration Statement No.: ________________________
     (3)  Filing Party: ________________________________________________________
     (4)  Date Filed: __________________________________________________________

                               Medsolutions, Inc.
                 12750 Merit Drive, Park Central VII, Suite 770
                               Dallas, Texas 75251
                                 (972) 931-2374

Dear Shareholder:

         You are cordially invited to attend the 2004 Annual Meeting of Shareholders of MedSolutions, Inc., which will be held on Wednesday, June 30, 2004, at 10:00 a.m., Dallas, Texas time, at our corporate headquarters located at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251.

         At the meeting, you will have the opportunity to learn more about recent developments at MedSolutions, and our growth strategy for the future. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

         It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend the meeting, please sign, date and return the enclosed Proxy Card as soon as possible. This will not prevent you from voting your shares in person if you are present. Should you require assistance in completing your Proxy Card or if you have any questions about the voting procedure, the accompanying Proxy Statement, or the other materials we have included herewith, please feel free to contact the undersigned at the address and phone number set forth above.

                                           Very truly yours,



                                           Matthew H. Fleeger
                                           President and Chief Executive Officer

                               Medsolutions, Inc.
                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                            TO BE HELD JUNE 30, 2004

To the Shareholders of MedSolutions, Inc.:

         Notice is hereby given that the 2004 Annual Meeting of Shareholders (the "Annual Meeting") of MedSolutions, Inc., a Texas corporation (the "Company"), will be held at the Company's offices at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas on Wednesday, June 30, 2004, at 10:00 a.m., Dallas, Texas time, for the purpose of considering and voting upon the following:

         1. The election of the following persons as directors of the Company for a term of one year, or until their successors, if any, are duly elected and qualified: Mark M. Altenau, Ajit S. Brar, Matthew H. Fleeger, Winship B. Moody, Sr., and Gerald Ulrich;

         2. The ratification of the appointment by our Audit Committee of Marcum & Kliegman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2004;

         3. Such other business as may properly come before the meeting or any other adjournment or adjournments thereof.

         Each of these matters is more completely described in the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on May 31, 2004, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of these shareholders will be open for examination by any shareholder of record at the Company's principal executive offices at the address listed above for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any shareholder of record present at the Annual Meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

         Your vote is important. To be sure your vote counts and to ensure a quorum, please vote, sign, date and return the enclosed Proxy Card whether or not you plan to attend the Annual Meeting.

                                              By Order of the Board of Directors

                                              Beverly Fleeger
                                              Corporate Secretary
Dallas, Texas
June 4, 2004

                               Medsolutions, Inc.
                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                            To Be Held June 30, 2004

         This Proxy Statement and the accompanying form of Proxy Card are to be first mailed on or about June 4, 2004, to all holders of record on May 31, 2004, (the "Record Date"), of the common stock, $.001 par value (the "Common Stock"), of MedSolutions, Inc., a Texas corporation (the "Company"), and are furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2004 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's offices at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas on Wednesday, June 30, 2004, at 10:00 a.m., Dallas, Texas time, and at any adjournment or adjournments thereof. Shares of Common Stock represented by any unrevoked Proxy Card, if such Proxy Card is properly executed and is received prior to the Annual Meeting, will be voted in accordance with the specifications made on such Proxy Card. Proxy Cards on which no specifications have been made will be voted for the election as directors of the nominees listed herein and for the ratification of our Audit Committee's selection of independent auditors of the Company. Proxy Cards are revocable by written notice to the Secretary of the Company at the address of the Company set forth below, or by delivery of a later dated proxy, at any time prior to their exercise. Proxy Cards may also be revoked by a shareholder attending and voting in person at the Annual Meeting.

         The Common Stock is the only outstanding class of securities of the Company that is entitled to vote at the Annual Meeting. As of the close of business on the Record Date, the date for determining shareholders who are entitled to receive notice of and to vote at the Annual Meeting, there were 18,338,070 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of shares of Common Stock is necessary to constitute a quorum.

         The cost of soliciting proxies will be borne by the Company. Solicitation may be made personally or by mail, telephone or electronic data transfer by officers, directors and regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies). The mailing address of the Company's principal executive office is 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251.

         Each of the five director positions is elected (Proposal 1) by a plurality vote of the holders of shares of Common Stock present in person or represented by proxy at the meeting. The ratification of Marcum & Kliegman, LLP as the Company's independent public accountants for 2004 (Proposal 2) requires the affirmative vote of a majority of the voting power represented by the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. Abstentions have the effect of a "no" vote on all matters other than the election of directors, with respect to which abstentions will have no effect.

         Generally, any other action coming before the Annual Meeting would require the affirmative vote of a majority of the voting power represented by shares of Common Stock present in person or represented by proxy at the Annual Meeting.

                       MATTERS TO COME BEFORE THE MEETING

Proposal 1--Election of Directors

         At the Annual Meeting, the holders of Common Stock as of the Record Date will consider and vote for the nominees for election to our Board of Directors. The Board of Directors has nominated Mark M. Altenau, Matthew H. Fleeger, and Winship B. Moody, Sr. for re-election as directors. The Board of Directors has also nominated Ajit S. Brar and Gerald Ulrich for election as director. The nominees, if they are elected, will serve until their terms expire at the Annual Meeting of Shareholders to be held in 2005, or the earlier retirement, resignation or removal of any such nominee. Should any nominee become unable or unwilling to accept nomination or election, the Board of Directors may designate a substitute nominee or reduce the number of directors accordingly. The persons named in the accompanying Proxy Card will vote for any substitute nominee designated by the Board. Each of the nominees has indicated their willingness to serve the full term.

         The Board of Directors recommends that you vote FOR the election of each of the foregoing nominees.

Biographical Information

The following is biographical information about each of the nominees:

         Mark M. Altenau, M.D. Dr. Altenau, age 63 and a member of the Board of Directors since 1994, is an otolaryngologist in Dallas, Texas, where he has been in private practice for over 20 years. He has been a significant shareholder of the Company since March 1994. Dr. Altenau received his undergraduate degree from the University of Cincinnati and his graduate degree from University of Cincinnati Medical School.

         Ajit S. Brar. Mr. Brar, age 70, is retired after 27 years of working for the U.S. government. Mr. Brar is the managing partner and treasurer of four specialized mobile radio ("SMR") partnerships located in Arizona, Colorado, New York and Ohio, and a partner in an additional five SMR partnerships in Illinois, Nevada, California, Alabama and Florida. Mr. Brar also has extensive business experience in investments in real estate ventures, satellite television and wireless systems, and Texas oil & gas interests. Mr. Brar received his BA in engineering from the University of Toledo.

         Matthew H. Fleeger. Mr. Fleeger, age 40 and a member of the Board of Directors since 1993, is the Company's founder, President and Chief Executive Officer. Mr. Fleeger has been with the Company for 11 years, during our growth from an early stage venture capital concept to the present. Mr. Fleeger has a comprehensive background in finance, marketing and sales with several years' experience in the oil and gas industry. He was also a director and played an important role in the development of Palm Beach Tan, Inc. from a 6-store chain of tanning salons to the largest chain of indoor tanning salons in the nation. He has extensive experience in corporate structuring, mergers and acquisitions, joint ventures and a variety of equity and debt private placement vehicles used to fund the working and expansion capital needs of small developmental and growth companies. Mr. Fleeger graduated from Southern Methodist University with a BA in Business with an emphasis in Finance and Marketing. He has been selected as a member of the International Who's Who of Business Professionals.

         Winship B. Moody, Sr. Mr. Moody, age 71 and a member of the Board of Directors since 2002, has a background in finance and accounting. His previous career included 28 years of experience in the pulp and paper industry. From 1962 to 1990, he worked at Rice Barton Corporation where he rose to the position of President, Chief Executive Officer and Chief Financial Officer. Mr. Moody has also served as President and a Board Member of the American Pulp & Paper Manufacturers Association. Mr. Moody retired in 1990 and currently serves on the Board of Profile Senior Golf Association. He received his Bachelors degree in chemical engineering from the University of Maine.

         Gerald Ulrich, age 56, is the president and owner of Combined Networks, Inc., a manufacturer representative company located in Rockport, Texas. Mr. Ulrich previously served as a member of the Company's Board of Directors from 1996 through 1999. Mr. Ulrich received his degree in computer science from San Antonio College.

         Number of Directors and Arrangements. Pursuant to our charter and bylaws, the number of directors on our Board may be set by the Board of Directors from time to time. The number of directors is currently five.

         The Board of Directors recommends a vote FOR the election of Mark M. Altenau, Ajit S. Brar, Matthew H. Fleeger, Winship B. Moody, Sr., and Gerald Ulrich as directors.

Proposal 2--Ratification of Appointment of Independent Public Accountants

         The Audit Committee of the Board of Directors has selected Marcum & Kliegman, LLP serve as the Company's independent public accountants for the year ending December 31, 2004 and to serve until the next annual meeting in 2005.
Marcum & Kliegman, LLP has served as the Company's independent public accountants since 2001. We have been advised by Marcum & Kliegman, LLP that neither its firm nor any of its members has any financial interest, direct or indirect, in us, nor has had any connection with us or any of our subsidiaries in any capacity other than independent public accountants. The Board of Directors recommends that you vote for the ratification of the selection of Marcum & Kliegman, LLP. Shareholder ratification of the selection of Marcum & Kliegman, LLP as our independent public accountants is not required by our articles of incorporation, bylaws or otherwise. Nevertheless, your Board of Directors is submitting this matter to the shareholders as what we believe is a matter of good corporate practice. If the shareholders do not ratify the appointment of Marcum & Kliegman, LLP, then the appointment of independent accountants will be reconsidered by our Audit Committee.

Audit and Related Fees

         Audit Fees. The aggregate fees billed by Marcum & Kliegman, L.L.P. for the fiscal years ended December 31, 2003 and 2002 for professional services rendered for the audit of the Company's annual financial statements, the review of the financial statements included in the Company's Forms 10-QSB and services that were provided in connection with statutory and regulatory filings or engagements totaled $72,000 and $108,094, respectively.

         Audit-Related Fees. The aggregate fees billed by Marcum & Kliegman, L.L.P. for the fiscal years ended December 31, 2003 and 2002 for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not disclosed in the paragraph captioned "Audit Fees" above were $0 and $0, respectively.

         Tax Fees. The aggregate fees billed by Marcum & Kliegman, L.L.P. for the fiscal years ended December 31, 2003 and 2002 for professional services rendered for tax compliance, tax advice and tax planning, for the years ended December 31, 2003 and 2002, were $18,000 and $19,220, respectively. Tax fees of $18,000 were for the preparation of the Company's federal income tax returns and fees of $1,220 in 2002 were for tax research concerning the taxability of stock compensation.

         All Other Fees. The aggregate fees billed by Marcum & Kliegman, L.L.P. for the fiscal years ended December 31, 2003 and 2002 for products and services, other than the services described in the paragraphs captioned "Audit Fees", "Audit-Related Fees", and "Tax Fees" above were $0 and $0, respectively.

         The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing services provided by Marcum & Kliegman, L.L.P. in 2003.

         The Board of Directors recommends a vote FOR the ratification of the appointment of Marcum & Kliegman, LLP as the Company's independent public accountants for the year 2004.



                               EXECUTIVE OFFICERS

         Set forth below is certain information concerning the executive officers of the Company, each of whom serves at the pleasure of the Board of Directors. There is no family relationship between any of these individuals or any of the Company's directors.

         The following persons comprise the executive officers of the Company as of May 31, 2004:

                            Director/Officer
Name and Age                Since                Position(s) Held
-----------------------     ----------------     -------------------------------------------------
Matthew H. Fleeger (40)     1993                 President, Chief Executive Officer and Director
John E. Hill III (39)       2003                 Executive Vice President; Chief Operating Officer
Sam Hicks, C.P.A. (63)      1998                 Senior Vice President; Chief Financial Officer
Robert Centeno (43)         2001                 Vice President, Sales
Steve Evans (45)            2003                 Controller

Matthew H. Fleeger - President and Chief Executive Officer

         Mr. Fleeger's background is discussed above under the heading "Election of Directors--Biographical Information."

John E. Hill III - Executive Vice President and Chief Operating Officer

         John E. Hill III joined the Company in early 2003 as Executive Vice President and Chief Operating Officer. Mr. Hill comes to us with over 18 years of experience in the medical waste and waste management industries. He was most recently employed by the industry leader, Stericycle, where he served as Director of Operations for the Mid-Atlantic Region and was responsible for running the recently acquired BioSystems Division for that region. BioSystems, the division of Scherer Healthcare that Stericycle acquired for their reusable sharps container service program, is the largest service provider of that type in the nation. Prior to Stericycle, Mr. Hill worked for Bridgeview, Inc. a medical waste management company based in Philadelphia that was acquired by Stericycle in 2002. From 1996 to 1998, Mr. Hill was Vice President of MedWaste, Inc., which, at the time, was the second largest medical waste company in the nation. Before joining MedWaste, Inc. he was employed by Waste Management, Inc. for 11 years.

Sam Hicks, C.P.A. - Senior Vice President and Chief Financial Officer

         Sam Hicks, CPA, is the Senior Vice President and Chief Financial Officer and manages the accounting/finance departments of the Company and its subsidiaries. Mr. Hicks joined the Company in 1998 as Senior Vice President and Chief Financial Officer and previously served as Director of Financial Reporting of HealthCor, Inc., a publicly held healthcare services company. Prior to that, Mr. Hicks was with Ernst & Young LLP for 31 years, with 16 of those years as a Partner. Mr. Hicks received his BS in Business Administration from Creighton University in 1962 and holds CPA certificates from the states of Nebraska and Texas. He is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

Robert Centeno - Vice President, Sales

         Mr. Centeno joined the Company in November 2001. Mr. Centeno attended Mount San Antonio College in Los Angeles, California and went directly into inside sales for a large corporation in Los Angeles. He has over 20 years of experience in operations, sales, sales management, consulting and business development. In 1987 Mr. Centeno moved to Dallas where he owned and operated the Dallas Hair Club for Men. He sold that business in 1999 and bought the first franchise offering of the Great Outdoors Sub Shops. Mr. Centeno negotiated franchise sales in several new Texas markets outside of Dallas for Great Outdoors Franchise, Inc. prior to selling his share to his partner.

Steve Evans - Controller

         Steve Evans, CPA, joined the Company as Controller in June 2003. He served as Controller for Aurum Technology, Inc., a $200 million revenue information technology company that outsourced and sold software to the financial services industry. Prior to that, Mr. Evans was with KPMG, an international accounting firm and was CFO of Preferred Bank of Houston. Mr. Evans graduated from Abilene Christian University with a B.B.A. in Accounting.

         The Company is not aware of any legal proceedings in which any director or executive officer of the Company or any owner of record or beneficially of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

Certain Relationships and Related Transactions.

         We incur certain general and administrative expenses jointly with other related parties. Such costs are allocated amongst us and our affiliates based on the specific entity incurring the expense, square footage utilization on shared facilities, estimated utilization of other relevant products and services, or the human resources dedicated to each respective entity.

         We have certain payable balances with our shareholders and officers. At December 31, 2002 and 2003, our payables to shareholders and officers were as follows:

                                             December 31,
                                         2002          2003
                                      ----------    ----------
            Vivian Eriksen            $  584,302    $  607,795
            Winship Moody, Sr               --         240,513
            Matthew Fleeger              295,508       535,666
            Sam Hicks                     67,259        70,622
            Beverly Fleeger               32,622        82,318
            Robert Centeno                  --          20,000
                                      ----------    ----------
              Total                   $  979,691    $1,556,914
                                      ==========    ==========

Loans from Directors and Shareholders

         One of our shareholders and a director, Vivian Eriksen, loaned us a total of $615,000 ($479,670 was outstanding at December 31, 2003) in August and September 2002 for the purpose of repaying a note to our largest shareholder, repaying a second lien working capital note to Southtrust Bank, and paying a substantial portion of our delinquent payroll tax liability. The note bears interest at the rate of 10 percent per annum and is repayable in 60 equal monthly installments of $13,067, including interest, beginning on September 28, 2002, and is secured by a second lien deed of trust on the real property at our Garland Facility.

         Mr. Eriksen also loaned us a total of $200,000 in November 2003 in connection with our acquisition of AmeriTech Environmental, Inc. and has made other working capital loans and advances totaling $17,500 during 2003. These sums were documented in the form of a note bearing interest at the rate of 10 percent per annum and is repayable in two installments of $100,000 on December 7, 2003 and $117,500 on February 7, 2004, the latter payment to include interest, and is secured by a second lien deed of trust on the real property at our Garland Facility.

         Mr. Winship Moody, Sr. also loaned us a total of $200,000 in November 2003 in connection with our acquisition of AmeriTech Environmental, Inc. and has made other working capital loans and advances totaling $38,125 during 2003. These sums were documented in the form of a note bearing interest at the rate of 10 percent per annum and is repayable in 36 equal monthly installments of $7,684, including interest, beginning on December 7, 2003, and is secured by a second lien deed of trust on the real property at our Garland Facility. Mr. Moody's note is convertible at the rate of $1.25 per share into Common Stock of the Company.

         Messrs. Eriksen and Moody are also owed additional sums representing the cash portion of directors' compensation and other sums for advancing certain expenses to the Company.

Shareholder Lock-Up Agreement

         Shareholders owning approximately 61.2% of our Common Stock have entered into a lock-up agreement (the "Lock-Up Agreement") with us by which the shareholders agreed to place certain restrictions on their right to sell, pledge, or otherwise transfer shares of Common Stock owned by them for one year following the date that the Common Stock is initially quoted on the OTC Bulletin Board(R) or other national exchange (the "Effective Date"). Essentially, the shareholders who signed the agreement (the "Restricted Shareholders") agreed not to sell, pledge, or otherwise transfer shares of Common Stock owned by them, subject to the following: (i) after the expiration of one year from the Effective Date, 20% of the shares of Common Stock owned by the Restricted Shareholder will no longer be subject to the Lock-Up Agreement; (ii) after the expiration of 90 days following the completion of one year from the Effective Date, 40% of the shares of Common Stock owned by the Restricted Shareholder will no longer be subject to the Lock-Up Agreement; (iii) after the expiration of 180 days following the completion of one year from the Effective Date, 60% of the shares of Common Stock owned by the Restricted Shareholder will no longer be subject to the Lock-Up Agreement; (iv) after the expiration of 270 days following the completion of one year from the Effective Date, 80% of the shares of Common Stock owned by the Restricted Shareholder will no longer be subject to the Lock-Up Agreement; and (v) after expiration of two years from the Effective Date, 100% of the shares of Common Stock owned by the Restricted Shareholder will no longer be subject to the Lock-Up Agreement. The restrictions do not apply to (i) a bona fide gift made by the Restricted Shareholder, provided that the donee of the shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of the Lock-Up Agreement prior to the gift; (ii) a distribution to partners or shareholders of the Restricted Shareholder (and to any direct or indirect partner or shareholder thereof), provided that the ultimate distributees of the shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of the Lock-Up Agreement prior to the distribution; and (iii) transfers, without consideration, of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to family members or to one or more trusts established for the benefit of one or more family members, provided that the transferee agrees in writing to be bound by the terms of the Lock-Up Agreement prior to the transfer.

                      COMMITTEES OF THE BOARD OF DIRECTORS

         Pursuant to the Company's Bylaws, the Board of Directors has established several committees, currently consisting of an Audit Committee, a Compensation Committee, and a Stock Option Committee. During fiscal 2003, the Board of Directors met nine times, the Audit Committee met ten times, the Compensation Committee met one times, and the Stock Option Committee met two times. All directors attended more than 75% of the combined number of Board meetings and meetings of committees of which they are members. The Company's Board of Directors holds a meeting immediately following each year's annual meeting of shareholders. Therefore, members of the Company's Board of Directors generally attend the Company's annual meetings of shareholders.

Audit Committee

         The current members of the Audit Committee are Mr. Moody, Chairman, and Mr. Eriksen. Messrs. Eriksen and Moody were appointed to the Audit Committee in 2003 and 2002, respectively, in connection with the routine changes in membership of the committees of the Company's Board of Directors.

         Each member of the Audit Committee meets the definitions of "non-employee director" under Rule 16b-3 of the Securities and Exchange Act of 1934 and "outside director" under Section 162(m) of the Internal Revenue Code of 1986. In addition, Mr. Moody has been designated an "audit committee financial expert" within the meaning of Item 401(h) of Regulation S-B. The Board of Directors has not yet adopted a written Audit Committee charter, and currently has no plans to do so.

Audit Committee Report to Shareholders

         We have reviewed and discussed the Company's audited financial statements for the year ended December 31, 2003, with management and with Marcum & Kliegman, L.L.P., certified public accountants, the independent auditors and accountants for the Company. In addition, we discussed with Marcum & Kliegman, L.L.P. the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

         We have received the written disclosures and the letter from Marcum & Kliegman, L.L.P. required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Marcum & Kliegman, L.L.P. its independence in connection with its audit of the Company's most recent financial statements.

         Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission (the "SEC").

         The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or to be filed with the SEC or subject to Regulation 14A or 14C, other than as provided thereby or to liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall they be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that they are specifically incorporated by reference.

Dated June 4, 2004

Audit Committee
Winship B. Moody, Sr., Chairman
Vivian Eriksen

Nominating Committee

The Company does not have a standing nominating committee. The Company's Board of Directors believes that it is appropriate for each director and executive officer of the Company to participate in the consideration of director nominees. Dr. Altenau, Mr. Moody and Mr. Eriksen are independent directors who participate in the consideration of director nominees. The Company has no written policy with regard to the consideration of director candidates recommended by shareholders, but will consider candidates recommended by shareholders of the Company. Shareholders should address any such recommendations to Winship B. Moody, Sr., the Chairman of the Board of Directors, at the Company's principal executive offices. There have been no material changes to the procedures by which shareholders may recommend nominees to the Company's Board of Directors since the last annual meeting of shareholders.

Compensation Committee

         The members of the Compensation Committee are Mr. Moody, Chairman, and Dr. Altenau. The Committee's responsibilities are to oversee the development and administration of the total compensation and benefits programs for corporate officers and key executives, and administer the executive annual, long term and stock incentive plans. In addition to these duties, the Committee also reviews the Company's plans and processes for senior management selection, development and succession. During the fiscal year ended December 31, 2003, each member of the Compensation Committee met the definitions of "non-employee director" under Rule 16b-3 under the Securities and Exchange Act of 1934 and "outside director" under Section 162(m) of the Internal Revenue Code of 1986.

Stock Option Committee

         The current members of the Stock Option Committee are Mr. Moody, Chairman, and Dr. Altenau. When necessary, this committee assists the Compensation Committee in determining appropriate awards of stock options to the Company's management and employees.

Shareholder Communications with the Company's Board of Directors

         Any shareholder wishing to send written communications to the Company's Board of Directors may do so by sending them in care of Winship B. Moody, Sr., the Chairman of the Board of Directors, at the Company's principal executive offices.


                        DIRECTOR AND OFFICER COMPENSATION

Director Compensation

         In September 2003 the Board of Directors adopted a compensation program for outside  directors.  The principal  components of the plan call for specific
Company Common Stock awards for service on the Board (20,000 shares per person), for service on  committees  of the Board,  including  the audit  committee,  the compensation  committee and the stock option committee  (5,000,  3,000 and 3,000 shares,  respectively),  and 10,000 shares for service as chairman of the Board.
Further,  the Board of Directors  adopted a program to receive  compensation for
Board meeting  attendance of $1,000 or $500 per meeting attended in person or by telephone,  respectively.  The Company  recognized  as expense in 2003  $139,500 related to such expenses  through  December 31, 2003. In addition,  the Board of
Directors  authorized  the payment of interest to Board members and officers who have advanced  funds to the Company from time to time or who have unpaid accrued salaries  unpaid by the Company.  Accordingly,  the Company  charged  $33,751 to interest  expense  in 2003 for such  interest  accruals.  None of the  foregoing amounts have been paid at December 31, 2003.

Summary Compensation Table

         The following table sets forth the aggregate cash compensation paid by the Company in the three most recent fiscal years ended December 31, 2003, to each of its most highly compensated officers of the Company.

                           Summary Compensation Table
                               Annual Compensation
                           --------------------------


                                                                          Other Annual       All other
Name and Principal Position          Year      Salary(1)    Bonus(2)    Compensation (3)    Compensation
---------------------------          ----      ---------    --------    ----------------    ------------
Matthew H. Fleeger ...............   2003      $233,218        --              --            $  3,612(4)
   Chairman of the Board, ........   2002      $190,800        --           $ 78,300(3)      $  3,874(4)
President and Chief ..............   2001      $180,000        --           $ 87,573(3)      $  5,534(4)
   Executive Officer

John Hill ........................   2003      $112,523        --               --               --
   Executive Vice President and
    Chief Operating Officer

Sam Hicks ........................   2003      $ 99,603        --               --               --
   Senior Vice President, Chief ..   2002      $101,760        --               --               --
   Financial Officer and Principal   2001      $ 94,661        --               --               --
   Accounting Officer

Robert Centeno ...................   2003      $137,738        --               --               --
   Vice President, Sales .........   2002      $117,450        --               --               --


Beverly L. Fleeger ...............   2003      $ 65,223        --               --           $  2,259(5)
   Vice President and ............   2002      $ 60,498        --               --           $  6,582(5)
    Corporate Secretary ..........   2001      $ 61,539        --               --           $  6,582(5)
--------------------------------------------------------------------------------------------------------

(1)Salary includes accrued but unpaid salaries in each year as follows:
         Matthew H. Fleeger - 2003 - $50,000; 2002 - $85,008; 2001 - $180,000
         Sam Hicks - 2003 - None; 2002 - $10,480; 2001 - $25,613
         Beverly L. Fleeger - 2003 - None; 2002 - None; 2001 - $6,532

(2) Bonuses of up to 250,000 shares of Common Stock, subject to certain employment restrictions, were awarded by the Board of Directors for the year 2001 and charged to expense at the rate of $1 per share. Specific awards were approved by the Board of Directors and shares were distributed to the designees on January 1, 2004. Certain of the shares were returned to the Company immediately following distribution for no consideration.

(3) During 2003, the following named officers were authorized to convert their accrued salaries and loans into Common Stock of the Company at a conversion rate of $0.75 per share:

                                                                            Compensation
                         Accrued       Loans at      Total      Number of     Element
                      Salary at End     End of     Converted      Shares      Charged
Name of Officer          Of Year         Year     During Year   Converted    to Expense
---------------          -------         ----     -----------   ---------    ----------
Matthew H. Fleeger       $241,650      $220,502        --           --           --
Sam Hicks                $ 67,259          --          --           --           --
Beverly L. Fleeger       $ 24,522          --          --           --           --

The compensation element ($0.25 per share) was charged to debt extinguishment expense in 2003.

During 2002,  the  following  named  officers  were  authorized to convert their accrued salaries and loans into Common Stock of the Company at a conversion rate of $0.75 per share:
                                                                Number of   Compensation
                         Accrued       Loans at      Total        Shares      Element
                      Salary at End     End of     Converted    Issued in     Charged
Name of Officer          Of Year         Year     During Year   Conversion   to Expense
---------------          -------         ----     -----------   ---------    ----------
Matthew H. Fleeger       $405,508      $ 84,900    $234,900      313,200     $ 78,300
Sam Hicks                $ 67,259          --          --           --           --
Beverly L. Fleeger       $ 24,522          --          --           --           --

The compensation element ($0.25 per share) was charged to debt extinguishment expense in 2002.

During 2001,  the  following  named  officers  were  authorized to convert their accrued salaries and loans into Common Stock of the Company at a conversion rate of $0.75 per share:
                                                                Number of   Compensation
                         Accrued       Loans at      Total        Shares      Element
                      Salary at End     End of     Converted    Issued in     Charged
Name of Officer          Of Year         Year     During Year   Conversion   to Expense
---------------          -------         ----     -----------   ---------    ----------
Matthew H. Fleeger       $321,250      $262,721    $262,721      350,295     $ 87,573
Sam Hicks                $ 56,779          --          --           --           --
Beverly L. Fleeger       $ 24,522          --          --           --           --

The compensation element ($0.25 per share) was charged to debt extinguishment expense in 2001.

(4) Represents payments on a club membership for Matthew Fleeger used for Company purposes in 2001 and gasoline for automobile and disability insurance premiums in 2003 and 2002.

(5) Represents payments on automobile driven by Ms. Fleeger used for Company purposes. The automobile was purchased by Ms. Fleeger in December 2003 for the fair market value.


Option/SAR Grants in Last Fiscal Year

         The following table sets forth certain information regarding options granted to the named executives during the Company's last fiscal year.

                                Individual Grants
                                                                                Potential Realizable Value at
                     Number of        % of Total                                Assumed Annual Rates of Stock
                     Securities      Options/SARs      Exercise                 Price Appreciation for Option
                     Underlying       Granted to       or Base                             Term(2)
                    Options/SARS     Employees in       Price      Expiration
       Name           Granted       Fiscal Year(1)    ($/Share)       Date
                                                                                    5% ($)            10% ($)
John E. Hill, III      10,000           100%           $1.00       12/31/2013     $16,288.95        $25,937.42

(1) Total options granted in fiscal year 2003 to eligible employees of the Company and its subsidiaries covered a total of 10,000 shares.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of future prices of the Company's Common Stock. The actual value realized may be greater or less than the potential realizable value set forth in the table.

Aggregated Option Exercises in Last Fiscal Year

         The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in fiscal year 2003 by the Company's executives named in the Summary Compensation Table. The table also shows the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 2003 and the aggregate gains that would have been realized had these options been exercised on December 31, 2003, even though these options were not exercised and the unexercisable options could not have been exercised on December 31, 2003.

                                                  Number of Securities           Value of Unexercised
                                                 Underlying Unexercised       In-The-Money Options/SARs
                                                 Options/SARs at Fiscal           at Fiscal Year End
                                                        Year End
                        Shares
                       Acquired
                          On        Value
         Name          Exercise    Realized   Exercisable   Unexercisable    Exercisable    Unexercisable
Matthew H. Fleeger         0          $0           0              0              $0              $0
John. E. Hill III          0          $0         10,000           0              $0              $0
Sam Hicks                  0          $0           0              0              $0              $0
Robert Centeno             0          $0           0              0              $0              $0
Beverly Fleeger            0          $0           0              0              $0              $0

                               FURTHER INFORMATION

Common Stock Ownership

         The following table sets forth certain information concerning the number of shares of Common Stock owned beneficially as of March 15, 2004 by: (i) persons known to us to own more than five percent of any class of our voting securities; (ii) each of our directors, nominees to the Board of Directors and executive officers; and (iii) all our directors, nominees to the Board of Directors and executive officers as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

                                                                Number of Shares
         Name and Address of Beneficial Owner                 Beneficially Owned(1)          Percent of Class(2)
         ------------------------------------                 ---------------------          -------------------
Matthew H. Fleeger, President, CEO and Director                   1,280,079(3)                       6.8%
    12750 Merit Drive -Park Central VII, Suite 770
    Dallas, Texas 75251
Mark Altenau, M.D., Director                                      2,603,459(4)                      14.2%
     12750 Merit Drive -Park Central VII, Suite 770
     Dallas, Texas 75251
Vivian Eriksen, Director                                          1,020,000                          5.6%
    12750 Merit Drive -Park Central VII, Suite 770
    Dallas, Texas  75251
Beverly Fleeger,  Vice President and Corporate                      655,133(5)                       3.6%
Secretary
   12750 Merit Drive -Park Central VII, Suite 770
   Dallas, Texas 75251
Sam Hicks, Executive Vice President and CFO                         201,470(6)                       1.1%
    12750 Merit Drive -Park Central VII, Suite 770
    Dallas, Texas 75251
Winship B. Moody, Sr., Chairman of the Board  of                    471,488(7)                       2.5%
Directors
    12750 Merit Drive -Park Central VII, Suite 770
    Dallas, Texas 75251
Ajit S. Brar, Nominee to the Board of Directors                     200,000                          1.1%
    12750 Merit Drive -Park Central VII, Suite 770
    Dallas, Texas 75251
Gerald Ulrich, Nominee to the Board of Directors                     64,542                          0.4%
    12750  Merit  Drive -Park Central VII, Suite 770
    Dallas, Texas 75251
Robert Centeno, Vice President, Sales                                20,000(8)                       0.1%
    12750 Merit Drive -Park Central VII, Suite 770
    Dallas, Texas  75251
John E. Hill, III, Executive Vice President, COO                     10,000(9)                       0.1%
    12750 Merit Drive -Park Central VII, Suite 770
    Dallas, Texas  75251
Steve Evans, Controller
    12750 Merit Drive -Park Central VII, Suite 770
    Dallas, Texas  75251                                               --                             --
All Directors,  Nominees to the Board of Directors and
Executive Officers as a Group (11 persons)                        6,526,171 (10)                    33.6%(11)
Cahill Investments, LLC                                           1,000,000                          5.5%
     12750  Merit  Drive -Park Central VII, Suite 770
     Dallas, Texas 75251

(1) Pursuant to Rule 13d-3 under the Exchange Act a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise, has or shares voting power and/or investment power as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment control within 60 days. The number of shares shown includes outstanding shares owned as of March 15, 2004, by the person indicated and shares underlying warrants, options and/or convertible debt and accrued interest thereon owned by such person on March 15, 2004, that were exercisable within 60 days of that date.

(2) Applicable percentage ownership is based on 18,295,248 voting shares of Common Stock outstanding on March 15, 2004.

(3) Includes 220,442 shares owned by Preston Harris Interests, Inc., a Texas corporation, of which Mr. Fleeger is the president and majority shareholder; 322,693 shares of Common Stock issuable upon conversion of convertible accrued salaries at December 31, 2003; and 310,292 shares issuable upon conversion of advances outstanding at December 31, 2003. (See Certain Relationships and Related Transactions.)

(4) Includes an option for 20,000 shares of Common Stock.

(5) Includes 32,696 shares of Common Stock underlying convertible accrued salaries at December 31, 2003, and 76,664 shares for advances outstanding at December 31, 2003. (See Certain Relationships and Related Transactions.)

(6) Includes 89,679 shares of Common Stock underlying convertible accrued salaries at December 31, 2003 and an option for 35,000 shares of Common Stock. (See Certain Relationships and Related Transactions.)

(7) Includes 232,426 shares of Common Stock underlying convertible debt and accrued interest thereon and an option for 10,000 shares of Common Stock. (See Certain Relationships and Related Transactions.)

(8) Includes an option for 20,000 shares of Common Stock.

(9) Includes an option for 10,000 shares of Common Stock.

(10) Includes 232,426 shares of Common Stock underlying convertible debt and accrued interest thereon, convertible accrued salaries at December 31, 2003, convertible advances from shareholders, and stock options. (See Certain Relationships and Related Transactions.)

(11) Applicable percentage ownership is based on 18,295,248 voting shares of Common Stock outstanding on March 15, 2004, and on shares issuable within 60 days of March 15, 2004.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based on the review of copies of such forms furnished to us and written representations that no other forms were required, during the 2003 fiscal year and prior fiscal years the following executive officers, directors and greater than 10% beneficial owners failed to file on a timely basis, as disclosed in the such forms, reports required by Section 16(a) of the Exchange Act:

         o Dr. Altenau did not report three transactions on a timely basis on a Form 4. These transactions were reported on Dr. Altenau's Form 5 for the 2003 fiscal year.

         o Mr. Eriksen did not report one transaction on a timely basis on a Form 4. This transaction was reported on Mr. Eriksen's Form 5 for the 2003 fiscal year. In addition, Mr. Eriksen had one report filed late.
         o        Mr. Evans had one report filed late.
         o Mr. Fleeger did not report three transactions on a timely basis on a Form 4. These transactions were reported on Mr. Fleeger's Form 5 for the 2003 fiscal year.
         o Ms. Fleeger did not report two transactions on a timely basis on a Form 4. These transactions were reported on Ms. Fleeger's Form 5 for the 2003 fiscal year.
         o Mr. Hill did not report one transaction on a timely basis on a Form 4. This transaction was reported on Mr. Hill's Form 5 for the 2003 fiscal year. In addition, Mr. Hill had one report filed late.
         o Mr. Moody did not report three transactions on a timely basis on a Form 4. These transactions were reported on Mr. Moody's Form 5 for the 2003 fiscal year. In addition, Mr. Moody had one report filed late.

Change in Control Arrangements

         The Company has not entered into change in control agreements with any of its executive officers.

Delivery of Documents to Shareholders Sharing an Address

         Only one copy of this Proxy Statement is being delivered to multiple shareholders of the Company who share an address unless the Company has received contrary instructions from one or more of such shareholders. The Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of this Proxy Statement was delivered if such shareholder notifies the Company that he or she wishes to receive a separate copy by contacting the Company at either
(972) 931-2374 or 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251. A shareholder may direct a notification to the phone number or mailing address above if he or she wishes to receive a separate annual report, proxy statement or information statement, as applicable, in the future. Shareholders sharing an address may also request delivery of a single copy of annual reports, proxy statements or information statements if they are currently receiving multiple copies of such reports or statements by contacting the Company at the phone number or mailing address above.

Other Matters and Shareholder Proposals

         The Board of Directors has recommended the ratification of the appointment by our Audit Committee of Marcum & Kliegman, L.L.P. as independent auditors for the year ending December 31, 2004. Representatives of Marcum & Kliegman, L.L.P. are not expected to attend the Annual Meeting, and accordingly will not have an opportunity to make any statement or be available to respond to questions by shareholders.

         At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in accordance with their judgment on such matters.

         Effective December 22, 2003, Don A. McAfee resigned from the Board of Directors of the Company. On February 25, 2004, Dr. McAfee delivered a letter to the Company requesting that his resignation be disclosed. Dr. McAfee's resignation was due to his disagreement with the Company's operations, policies and practices.

         Any proposals of shareholders to be presented at the Annual Meeting to be held in 2005, that are eligible for inclusion in the Company's Proxy Statement for the Annual Meeting under applicable SEC rules, must be received by the Company no later than March 2, 2005.

Dallas, Texas
June 4, 2004

                               Medsolutions, Inc.
          This Proxy is Solicited on Behalf of the Board of Directors.

         The undersigned hereby appoints Winship B. Moody, Sr. and Matthew H. Fleeger as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of MedSolutions, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, June 30, 2004, and any adjournments thereof, with all the powers the undersigned would possess if personally present, upon the matters noted below:

1.   Election of the Board's nominees for Director.

     Nominees: Mark M. Altenau, Ajit S. Brar, Matthew H.  Fleeger,
               Winship B. Moody, Sr., and Gerald Ulrich.

     [ ] FOR all nominees listed above             [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary below)      vote for all nominees
                                                       listed below

INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below.

________________________________________________________________________________


2. Ratify the appointment of Marcum & Kliegman, LLP as the Company's independent public accountants for 2004.

         [ ] FOR                     [ ] AGAINST           [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all the above provisions.


                      See reverse side for Signature Line

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING
                             THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below and mail proxy to:

                 MedSolutions, Inc.
                 c/o Matthew H. Fleeger, President and CEO
                 12750 Merit Drive, Park Central VII, Suite 770
                 Dallas, Texas 75251

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                ________________________________________________
                                                    Print Name

                                ________________________________________________
                                                  Signature

                                ________________________________________________
                                          Signature if held jointly


                                    Dated: _______________________________, 2004


                                [ ] Please check this box if you are planning to
                                    attend   the   2004   Annual    Meeting   of
                                    Shareholders in person.